Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-238453 on Form S-3 and Registration Statement No. 333-210832 on Form S-8 of our report dated February 23, 2021, relating to the financial statements of MGM Growth Properties Operating Partnership LP appearing in this Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ Deloitte & Touche LLP
Las Vegas, Nevada
February 23, 2021